                                                                 EXHIBIT (10)(b)

                                                                     PROGRAM ONE


                           MORTON INTERNATIONAL, INC.
                                   FISCAL 1996
                       KEY EXECUTIVE ANNUAL BONUS PROGRAM


This Program, which has been adopted pursuant to paragraph 4(d) (i) of the Company's 1989 Incentive Plan (formerly the 1989 Stock Awards Plan), provides annual cash bonus opportunities depending on performance of Corporate Officers, Group Vice Presidents and Business Unit Executives.


A.   OBJECTIVE

     The objective of this Program is to reward key executives who have a direct influence on annual profits for outstanding performance in this regard.


B.   TIMING

     The Program year for purposes of this Program will correspond to the Company's 1996 fiscal year.


C.   ELIGIBILITY AND PARTICIPATION

     This Program covers the following executive positions:

          Chief Executive Officer

          Corporate Officers reporting to the Chief Executive Officer, Chief Operating Officer or Executive Vice President Administration

          Business Unit Executives, in salary grade 23 or above, reporting to a Group Vice President

     Eligibility will be by position. Participation approval, however, will be only by position and incumbent.

     Positions must be nominated for participation prior to the start of the Program year. Participation requires the approval of the Chief Executive Officer and the Compensation Committee of the Board.


D.   PROGRAM FUNDING

     A fund will be calculated for the Program year. The fund will be determined by multiplying the individual participant's June 30, 1995 salary by the target bonus percent for each participant's salary grade (see Paragraph H). The sum of these amounts times 1.6 is the maximum fund.

     The Chief Financial Officer, at the direction of the Chief Executive Officer, will reserve appropriate funds during the course of the fiscal year to provide bonus awards. Any such reserved funds shall remain the property of the Company and no participant shall have a right or claim to any such funds unless the right or claim has specifically accrued under the Program.


E.   PERFORMANCE CRITERIA

     Criteria used to measure performance for the Program year are:

FISCAL 1996 KEY EXECUTIVE ANNUAL BONUS PROGRAM
PAGE 2

                                                      Applicable Performance
          Participant Group                                  Criteria
          ------------------                          -----------------------

     CEO and Corporate Staff Officers             Attainment of Company Earnings
                                                  Per Share ("EPS") Goal

     Group Vice Presidents                        Attainment of EPS Goal and
                                                  Group Profit Results

     Business Unit Executives                     Attainment of Group Profit
                                                  Results, Business Unit Profit
                                                  Results and Strategic Goals


F.   ESTABLISHMENT OF SPECIFIC PERFORMANCE OBJECTIVES

     For the Program year, EPS and Group and Business Unit profit objectives have been established by the Compensation Committee of the Board upon recommendation by the Chief Executive Officer.

     The EPS objective includes the threshold level at which a bonus may be earned, the target objective for the year, and a maximum limit beyond which additional bonus amounts may not be earned with respect to EPS as follows:

                    Threshold - 6% Below Budget
                    Target    - Budget
                    Maximum   - 8% Above Budget

     Strategic objectives for Business Unit Executives will be developed and reviewed by appropriate levels of management. These objectives may be financial or non-financial in nature. They may be weighted to reflect relative importance. The objectives will also embody measurement criteria so that the degree of accomplishment can be determined. Where objectives encompass more than one year, milestones will be used to reflect expected progress each year.


G.   ADJUSTMENTS TO PROFIT OBJECTIVES

     Profit objectives will be adjusted by action of the Compensation Committee (in accordance with calculations confirmed by the Company's independent auditors) so that the degree to which the objectives are achieved will not be affected by any of the following which occur after the objectives are initially established: changes in (or in the application of) accounting principles; changes in tax laws; any material acquisition, divestiture or joint venture; extraordinary items as defined under generally accepted accounting principles; and any other non-recurring items which the Company's press releases or SEC filings note and take into account in explaining what the Company's or a Business Unit's profits would have been on a comparable basis from period to period.


H.   ANNUAL BONUS TARGETS

     A dollar bonus target will be established for each participant. The dollar bonus target will be computed as a percentage of the participant's base salary on June 30th preceding the start of the Program year. The percentage to be applied will vary depending on the participant's assigned salary grade as follows:

FISCAL 1996 KEY EXECUTIVE ANNUAL BONUS PROGRAM
PAGE 3


     Assigned Salary           Percentage Applied To Salary
          Grade             Earnings To Determine Target Bonus
     ---------------        ----------------------------------
          33                            75.00
          31                            68.75
          28                            62.50
          27                            62.50
          26                            56.25
          25                            50.00
          24                            43.75
          23                            37.50
          22                            37.50

I.   ACTUAL BONUS AWARDS

     Actual bonus awards for the Program year will be based on payout schedules reflecting achievement of performance objectives. Payments of bonus awards require the approval of the Chief Executive Officer and the Compensation Committee.

     The payout schedules are presented below by participant group. No bonus shall be earned based upon EPS attainment if the EPS does not exceed that for the prior year. For results between the performance indicators, linear interpolation will be used to compute the percent of the target bonus which may be earned.

     1.   CHIEF EXECUTIVE OFFICER AND CORPORATE STAFF OFFICERS

          In this group, actual bonus awards will be based on relative attainment of the EPS objective.

          The EPS threshold for minimum bonus awards to be allocated will be 6 percentage points below the EPS goal at 100%. The EPS objective for the bonus awards to be allocated at maximum will be 8 percentage points above the EPS goal at 100%.


                        EPS                       Percent Of Target
                    Attainment                Bonus Which May Be Earned
                    ----------                -------------------------
                     6% below                            52%
                     5% below                            60%
                     4% below                            68%
                     3% below                            76%
                     2% below                            84%
                     1% below                            92%
                     EPS Goal                           100%
                     5% above                           140%
                     8% above                           160%


          In total, the annual bonus award for a participant in this group cannot exceed 160 percent of the participant's target bonus.

     2.   GROUP VICE PRESIDENTS

          Actual bonus awards for this group of participants will depend on relative attainment of the EPS objective as well as the appropriate Group Profit objective.

          The specific payout schedule based on EPS and the applicable Group Profit is as follows:

Fiscal 1996 Key Executive Annual Bonus Program
Page 4


                         EPS                             GROUP PROFIT
          --------------------------------     --------------------------------
                         Percent Of Target     Actual Profit  Percent Of Target
               EPS          Bonus Which         As Percent       Bonus Which
          Attainment       May Be Earned         Of Budget      May Be Earned
          ----------     -----------------     -------------  -----------------
           6% below             4%                  85%              40%
           5% below             6%                  90%              48%
           4% below             9%                  95%              60%
           3% below            11%                 100%              80%
           2% below            14%                 105%              92%
           1% below            16%                 110%             104%
           EPS Goal            20%                 115%             120%
           5% above            30%                 120%             140%
           8% above            36%

          In total, the annual bonus award for a participant in this group cannot exceed 160 percent of the participant's target bonus.

     3.   BUSINESS UNIT EXECUTIVES

          Actual bonus awards for this group of participants will be based on attainment of the applicable Group profit results compared to budget or the applicable Group and Business Unit's profit results compared to budget. In addition, up to 20 percent of a participant's target bonus can be earned for achievement of specific strategic goals.

          The bonus award schedule based on the applicable Group Profit and the applicable Business Unit Profit is as follows:



                              Percent Of Target Which May Be Earned
                                   Based On Unit Measurement:
                      ---------------------------------------------------------
   Actual Profit       Group                                     Business
     As Percent       Profit        OR      Group      AND         Unit
     Of Budget         Only                 Profit                Profit
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
        85%             28%                 14.0%                  14.0%

        90%             40%                 20.0%                  20.0%
        95%             56%                 28.0%                  28.0%

        100%            80%                 40.0%                  40.0%
        105%            97%                 48.5%                  48.5%

        110%           114%                 57.0%                  57.0%

        115%           134%                 67.0%                  67.0%
        120%           160%                 80.0%                  80.0%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


          The additional bonus for achievement of strategic goals will be determined as a percentage of the participant's original target bonus up to a maximum of 20 percent.

          In total, the annual bonus award for a participant in this group cannot exceed 160 percent of the participant's target bonus, including any discretionary fund payout (see Paragraph J).

Fiscal 1996 Key Executive Annual Bonus Program
Page 5


J.   DISCRETIONARY BONUS AWARD

     Under this Program, special discretionary cash bonus awards can be made for one-time outstanding achievements by Business Unit Executives. Such awards must be recommended by the Chief Executive Officer and approved by the Compensation Committee of the Board. The Chief Executive Officer, Corporate Staff Officers and Group Vice Presidents are not eligible for discretionary awards.


K.   BONUS AWARD PAYMENTS

     Any bonus award payments made under the Program will be made in the form of cash and will normally be paid in the month of August following the end of the fiscal year. No bonus award is earned until the date the Compensation Committee approves such payment.


L.   TERMINATION OF EMPLOYMENT OR CESSATION OF ELIGIBILITY

     Because bonus awards are not earned until the date the Compensation Committee approves payment, if termination of employment occurs or the participant ceases to be eligible for benefits under the Program before such date (whether or not the applicable fiscal year has ended), no such terminated or ineligible employee is entitled to any bonus payment. Under certain circumstances, as detailed below, a terminated participant whose employment terminates after December 31 by reason other than resignation or involuntary termination may be considered for a bonus award. Consideration of such awards will be at the sole discretion of the Compensation Committee and require approval based upon the Chief Executive Officer's recommendation according to the following schedule:

          Reason For Termination           Bonus Award Eligibility
          ----------------------           ------------------------
          Death or Retirement           Pro rata share of bonus award,
                                        payable to retiree, heirs/estate

          Long-Term Disability          Pro rata share of bonus award

          Resignation or                No bonus award even if termination
          Involuntary Termination       occurs after June 30 but before
                                        Compensation Committee approves payment
                                        of awards.


M.   ADMINISTRATION

     The Program will be administered by the Compensation Committee assisted by the Company's Human Resources staff.


95EB6-1